UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2016 (December 15, 2016)

VERSAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01
Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
By current report on Form 8-K filed on October 20, 2016, Versar, Inc. (the “Company”) reported that it had received a letter from NYSE MKT LLC (the “Exchange”) stating that the Company is not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) due to the Company’s failure to timely file with the Securities and Exchange Commission (“SEC”) its Annual Report on Form 10-K for the year ended July 1, 2016. Subsequently, the Company also failed to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, constituting an additional compliance issue under Sections 134 and 1101 of the Company Guide. Pursuant to the requirements of the Exchange’s letter, the Company submitted a plan of compliance to the Exchange on November 16, 2016.
On December 15, 2016, the Company received a letter from the Exchange indicating that the Exchange has accepted the Company’s plan and extension request and granted the Company an extended plan period through May 31, 2017 to restore compliance under the Company Guide. The staff of the Exchange will review the Company periodically for compliance with the initiatives outlined in its plan. If the Company is not in compliance with the continued listing standards by May 31, 2017 or if the Company does not make progress consistent with the plan during the plan period, the Exchange staff has indicated that it would initiate delisting proceedings as appropriate.
Also on December 20, 2016, the Company issued a press release stating that it had received the letter from the Exchange.
Item 9.01.
Financial Statements and Exhibits.
(d)	Exhibit 99.1 – Press Release dated December 20, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: December 20, 2016	VERSAR, INC.

	By:	/s/ James D. Villa
James D. Villa
Senior Vice President and General Counsel